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                                                                Exhibit 10.22

                                   SUBLEASE

     THIS SUBLEASE (this "Sublease") is made this 4th day of March, 1997 by and between MEDAPHIS PHYSICIAN SERVICES CORPORATION, a Delaware corporation ("Sublandlord") and TomaHawk II, Inc. an Illinois corporation and TomaHawk Corporation, incorporated in Alberta, Canada ("Subtenant"):

                                  WITNESSETH:

1.   RECITALS. This Sublease is made with reference to the following facts:

     1    Century Park I Joint Venture ("Master Landlord") and Medaphis
Physician Services Corporation, as tenant, entered into a written lease dated May 5, 1995, a copy of which is attached hereto as EXHIBIT A ("Master Lease") covering the Premises (the "Master Premises") described in Article 3 of the Master Lease.

     2    The Master Lease was amended on July, 1995. Such amendment(s) are included in the reference to Master Lease.

     3    Subtenant desires to sublet a portion of the Master Premises described in Article 3 of the Master Lease from Sublandlord on the terms and conditions contained in this Sublease.

2.   BASIC SUBLEASE PROVISIONS.

     1    Building or Project Name:     Century Park

          Floors:                       Second Floor
          Premises Address:             8315 Century Park Court
                                        San Diego, CA 92123

The Sublease Premises (the "Premises") are more fully described on EXHIBIT B annexed hereto.

     2 Rentable Area of Premises: approximately 23,622 Square Feet. Usuable Area of Premises: approximately 22,300 Square Feet.

     3    Subtenant's Percentage Share: 36.4% of Master Premises Operating
                                          Expenses
          Subtenant's Percentage Share: 28.9% of Total Building Operating
                                          Expenses
          Subtenant's Percentage Share: 11.9% of Total Project Operating
                                          Expenses

     4    Commencement Date:  Subtenant may have access to space March 1,
1997 for the purpose of fixturizing the space but under no circumstances shall they be able to conduct regular business until April 1, 1997 or until the substantial completion of the demising of the space by Sublandlord if later than April 1, 1997. Subtenant will not interfere with Sublandlord contractors. Any inconvenience to Subtenant is not a basis for a breach or default of Sublandlord.

     5    Expiration Date:  July 31, 2000.

     6    Basic Monthly Rent: See Below.  At the execution of this lease by
Subtenant, Subtenant will pay the initial month's rent equal to $18,897.60 to Sublandlord. If the sublandlord is not substantially finished with the demising of the space by April 1, 1997, then the rent Commencement date will be moved back until the space is turned over to the Subtenant. Sublandlord will give notice to Subtenant when the space is substantially completed and ready for occupancy. If the Premises are not ready within 90 days of the suggested Commencement Date then

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the Subtenant will have the option to terminate this lease. All rent shall be paid monthly without demand, deduction, set-off or counter claim, in advance of the first day of each calendar month during the term of this Sublease, and in the event of a partial rental month, rent shall be prorated on the basis of a thirty (30) day month.

          3/1/97 - 3/3/97               $0.00
          4/1/97 - 4/31/97              $18,897.60
          5/1/97 - 5/31/97              $0.00
          6/1/97 - 3/31/98              $18,897.60
          4/1/98 - 3/31/99              $22,440.90
          4/1/99 - 7/31/00              $23,622.00

     7    Permitted Use: General Office.

     8    Sublandlord will pay for all costs to demise the premises and provide necessary fire rated corridors and access for the space to meet code and laws to convert the second floor to facilitate Subtenant's lease of the Premises as described herein, and are those plans, Exhibit B pages 2 and 3, but those items bubbled on Exhibit B shall be constructed by Sublandlord at Subtenant's expense, which such expense pertaining to subtenant's portion of the contract shall be limited to amounts contained in Contractors bid as well as reasonable design and Permitting charges, as mutually agreed upon by Sublandlord, Subtenants and if necessary Landlord. Within Fourteen (14) days of Sublandlords written request and following completion of the items bubbled, Subtenant shall reimburse Sublandlord for the Costs of Construction and reasonable, design and permitting fees. Should Subtenant not pay Sublandlord within Fourteen (14) days, Subtenant shall be in default of the Sublease as described in the Sublease and Master Lease. The Sublandlord will pay to make at Sublandlord's expense the ground floor fire rated and will remodel entry, as shown on Page 3 Exhibit B.

     9    Late Charges: The parties agree that late payments by Subtenant to
Sublandlord of rent will cause Sublandlord to incur costs not contemplated by this Sublease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installment of rent is not received by Sublandlord within ten (10) days after rent is due, Subtenant will pay to Sublandlord a sum equal to 10% of the monthly rent as a late charge.

     10   Electricity:   Electricity will be separately submetered and paid
          by subtenant from the commencement of the lease. Subtenant will pay to Sublandlord $2,362.20 per month which will be an estimate. At the end of each six (6) months of the sublease term, or as soon thereafter as possible, Sublandlord will provide a reconciliation of the utility costs and either owe a credit for the next month to Subtenant or will invoice Subtenant for the shortage. This paragraph will survive the expiration of the lease. If there is a difference of over 15% between the $0.10 per foot per month and the actual usage, the monthly utility amount paid with the basic rent for the next 6 months shall be adjusted to the actual usage.

     11 Options to Extend: Subject to (I) Sublandlord not terminating its lease, (ii) approval of financials, (iii) no major default during the term, and (iv) if necessary, Landlord's consent, subtenant may extend the term of the sublease to be co-terminus with sublandlord's lease and option to terminate per article 40 of the main lease at market rents for the space currently subleased by subtenant or any other premises that may be mutually agreed upon.

     12 Rent for Option Period: Fair Market Rate is 100% of the then fair annual market rental rate.

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     13   Option Exercise Deadline: Sublandlord will give Subtenant six (6)
months notice if it plans on not exercising its option to Terminate and Subtenant must give Sublandlord written notice of the exercise of the option set forth in Paragraph 2.11 above Four (4) months prior to the date the Sublease would terminate if such option were not exercised ("Option Exercise Deadline").

     14   Acceptance of Premises: Subject to the work to be performed by
Sublandlord for Subtenant pursuant to Paragraph 2.8, Subtenant agrees to accept the Premises in an "as is" condition. Without limiting the foregoing, Subtenant's rights in the Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Premises and subject to all matters now or hereafter of record. Subtenant acknowledges that neither Sublandlord nor Sublandlord's agent has made any representation or warranty as to:

               (i) the present or future suitability of the Premises for the conduct of Subtenant's business;

               (ii)    the physical condition of the Premises;

               (iii)   the expenses of operation of the Premises;

               (iv) the safety of the Premises, whether for the use of Subtenant or any other person, including Subtenant's employees, agents, invitees or customers; or

               (v) any other matter or thing affecting or related to the Premises.

     15   Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein. Subtenant shall, prior to delivery of possession of the Premises, inspect the Premises and become thoroughly acquainted with their condition, and acknowledges that the taking of possession of the Premises by Subtenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was so taken. Subtenant specifically agrees that Sublandlord has no duty to make any disclosures concerning the condition of the Building and the Premises and/or the fitness of the Building and the Premises for Subtenant's intended use and Subtenant expressly waives any duty which Sublandlord might have to make any such disclosures. Subtenant further agrees that, in the event Subtenant subleases all or any portion of the Premises, Subtenant will indemnify and defend Sublandlord (in accordance with Paragraph 9 hereof) for, from and against any matters which arise as a result of Subtenant's failure to disclose any relevant information about the Building or the Premises to any subtenant or assignee. Subtenant shall comply with all laws and regulations relating to the use or occupancy of the Premises and to the common areas including, without limitation, making structural alterations or providing auxiliary aids and services to the Premises as required by the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 ET SEQ. (the "ADA"). Sublandlord will let Subtenant know of any problems or major defects relating to the Premises or Building before Subtenant moves into the building.

     16   Base Year for Operating Expenses and Taxes: 1997. Any subsequent calendar year increases over the 1997 expenses will be per the lease and payable by Subtenant to Sublandlord per the lease based on Subtenant's pro rata share of the Premises, however Subtenant shall pay no operating expenses in excess of the 1997 base year during the first 12 months of the lease term.

     17   Parking: Subtenant shall be entitled to 36% of the 252 parking spaces allotted to Sublandlord in the Master Lease, including their pro rata share of covered and reserved spaces.

          Signage: Subtenant may have exclusive use of the monument under the terms outlined in the Master Lease. All costs associated with changes to the monument shall be the expense of the Subtenant. Any signage will be subject to Landlord's approval.

     18   Address for payment of rent and notices:

          Sublandlord:
          Medaphis Physician Services Corporation
          2700 Cumberland Parkway
          Suite 300
          Atlanta, GA 30339
          ATT: Real Estate Department

             Subtenant:
             TomaHawk II
             8315 Century Park Court
             San Diego, CA 92123

     19   Security Deposit: Subtenant shall deposit with Sublandlord upon
Subtenant's execution hereof Eighteen Thousand Eight Hundred Ninety-seven and 60/100 Dollars ($18,897.60) ("Deposit") as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum which Sublandlord incurs by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord uses or applies all or any portion of the Deposit, Subtenant shall within ten (10) days after written demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Deposit to its full amount and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the Deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, the Deposit, or so much thereof as has not been used or applied by Sublandlord, shall be returned, to Subtenant (or at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) at the expiration of the term hereof, and after Subtenant has vacated the Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Deposit. Any deposit under the Master Lease which may be returned by the Master Landlord shall be the property of Sublandlord.

     19.  Broker: John Burnham & Company and Grubb & Ellis.

3. INCORPORATION BY REFERENCE; ASSUMPTION. All of the Sections of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease except the following: 1.01, 3.01, 38, and 39.

    1    If any provisions of this Sublease conflict with any portion of the
Master Lease as incorporated herein, the terms of this Sublease shall govern.

    2    Subtenant shall assume and perform to Sublandlord the Tenant's obligations under the Master Lease provisions to the extent that the provisions are applicable to the Premises. Subtenant shall pay to Sublandlord all taxes, utilities, common area charges and any other sums payable by Sublandlord, applicable to subtenant's premises under the Master Lease not later than ten (10) days prior to the date any such amounts are due and payable by Sublandlord as per Paragraph 2.15.

    3    Sublandlord does not assume the obligations of the Master Landlord under the Master Lease.

     4    With respect to work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of other obligations required of Master Landlord under the Master Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, on request in writing by Subtenant, and to use reasonable efforts to obtain the same from Master Landlord. Subtenant shall cooperate with Sublandlord as may be required to obtain from Master Landlord any such work, services, repairs, repainting restoration, the provision of utilities, elevator or HVAC services, or the performance of any of Master Landlord's other obligations under the Master Lease.

4. SUBTENANT'S PERFORMANCE UNDER MASTER LEASE. At any time and on reasonable prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform its obligations under this Sublease directly to Master Landlord, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications it shall send to and receive from Master Landlord.

5. COVENANT OF QUIET ENJOYMENT. Sublandlord represents that the Master Lease is in full force and effect and that there are no defaults on Sublandlord's part under it as of the Commencement Date set forth in Paragraph 2.4 above. Sublandlord represents that if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant shall have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Premises. Sublandlord shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times with reasonable advance notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Subtenant with this Sublease and the Master Lease and to permit Sublandlord to perform its obligations under this Sublease and the Master Lease.

6. Option to Expand: Should Sublandlord elect to market any additional space at 8315 Century Park Court, they will first advise Subtenant of the availability of the space. Providing Subtenant is not and has not been in major default of the Sublease, and subject to review and approval of subtenant's new financials, an amendment to the original Sublease shall be executed by both parties and be subject to the Landlord's approval. Should subtenant elect to Sublease the space it would be per the same terms as this sublease with any rental payable after the period July 31, 2000, to be consistent with the Base rent negotiated between sublandlord and subtenant as per Paragraph 2.11 of this sublease.
Should Subtenant not elect to Sublease the additional space within ten (10) days of written notice, Sublandlord may lease the space to any third party.

7.   MASTER LEASE.

     1    Subtenant shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any risks of termination or forfeiture reserved by or vested in Master Landlord.

     2    If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this
Sublease: except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Master Lease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination.

     3    Intentionally Deleted.

8. HAZARDOUS MATERIALS. For the purposes of this Sublease, the following terms have the following meanings:

          (a) "Hazardous Materials Laws" means any and all laws, statutes, ordinances or regulations pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA

     (Comprehensive Environmental Response Compensation and Liability Act of
     1980) and RCRA (Resources Conservation and Recovery Act of 1976).

          (b) "Hazardous Materials" means asbestos or any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated under any federal, state or local law.

     At its own expense, Subtenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Subtenant's use of the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Subtenant will cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal. Subtenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of this Sublease, Subtenant will cause all Hazardous Materials placed on, under or about the Premises by Subtenant or at Subtenant's direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Subtenant will not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or any building, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises without first notifying Master Landlord and Sublandlord of Subtenant's intention to do so and affording Master Landlord and Sublandlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Master Landlord's and Sublandlord's interests with respect thereto. To the best of Sublandlord's knowledge there are no Hazardous Materials on the Premises.

9. INDEMNITY. Subtenant will indemnify, defend (by counsel reasonably acceptable to Sublandlord), protect and hold Sublandlord harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorneys' fees) arising out of or relating to (i) the death of or injury to any person, or damage to any property whatsoever, on or about the Premises; or (ii) Subtenant's breach or default under this Sublease (including, without limitation, Subtenant's breach of Paragraph 7 above) or, to the extent incorporated herein, the Master Lease.

10. ATTORNEYS' FEES. If there is any legal or arbitration action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees (including allocated costs of Sublandlord's in-house attorneys) incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney's fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

11. NO ENCUMBRANCE. Subtenant shall not voluntarily or by operation of law mortgage or otherwise encumber all or any part of Subtenant's interest in the Sublease or the Premises.

12.  ASSIGNMENT AND SUBLETTING.

     11.1 Subtenant shall not voluntarily or by operation of law assign this Sublease or any interest therein and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, without first obtaining the written consent of Sublandlord, which consent shall not be unreasonably withheld. Determining whether or not to consent to the proposed assignment or subletting, Sublandlord may consider among other factors:

           (i) whether the proposed sublessee or assignee has a net worth equal to or greater than Subtenant;

           (ii) whether the proposed use of the Premises by the proposed sublessee or assignee is consistent with Paragraph 2.7;

           (iii) the experience and business reputation of the proposed sublessee or assignee; and

           (iv) whether Sublandlord's consent will result in a breach of any other lease or agreement to which Sublandlord is a party affecting the Property or Premises.

     11.2 Any attempted assignment or subletting, without Sublandlord's consent shall be null and void and of no effect. No permitted assignment or subletting of Subtenant's interest in this Sublease, shall relieve Subtenant of its obligations to pay the rent and to perform all the other obligations to be performed by Subtenant hereunder. The acceptance of rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any subletting or assignment. Consent to one sublease or assignment shall not be deemed to constitute consent to any subsequent attempted subletting or assignment.

     11.3 Within ten (10) days following the date received by Subtenant from any assignee or sublessee, Subtenant shall pay to Sublandlord as additional rent, one hundred percent (100%) of the amount by which the rent payable by such assignee or sublessee to Subtenant exceeds the rent payable by Subtenant to Sublandlord under this Sublease until the rent paid by Subtenant to Sublandlord equals the amount paid by Sublandlord to Master Landlord under the Master Lease and thereafter, fifty percent (50%) of the amount by which the rent payable by such assignee or sublessee to Subtenant throughout the term exceeds the rent paid by Subtenant to Sublandlord under this Sublease. By way of example, if during a year of the term the annual rent under the Master Lease is $12 per square foot, the rent under the Sublease is $10 per square foot, and the rent under such subsublease is $14 per square foot, of the $14 per square foot paid to Subtenant by its subsublessee, $13 per square foot will be paid by Subtenant to Sublandlord hereunder. If Subtenant receives a lump sum payment in connection with an assignment, such amount shall be allocated between Subtenant and Sublandlord, in the same manner taking into account the total rents payable during the remaining terms of the Master Lease and Sublease.

     The foregoing is a freely negotiated arrangement between Subtenant and Sublandlord respecting the allocation of appreciated rents. This covenant shall survive the expiration of the term of this Sublease. Notwithstanding the foregoing, Subtenant shall not be obligated to pay Sublandlord any portion of such appreciated rentals until Subtenant has recovered any costs it has reasonably incurred in connection with the subletting of the Premises to any third party broker or for improvements to the Premises. Any such costs to be deducted from appreciated rents shall be submitted to Sublandlord and shall be subject to Sublandlord's reasonable approval.

13.  ALTERATIONS.

     1   ALTERATIONS AND IMPROVEMENTS BY SUBTENANT.  As per the Article 8 of
the main lease.


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

     2   REMOVAL OF PERSONAL PROPERTY.  All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Subtenant at its expense in the Premises shall be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, shall repair any damage to the Premises caused by such removal or by the original installation. Sublandlord may elect to require Subtenant to remove all or any part of such property at the expiration or sooner termination of this Sublease, in which event such removal shall be done at Subtenant's expense, and Subtenant shall at its own expense repair any damage to the Premises caused by such removal prior to the termination of this Sublease.

14. HOLDING OVER. Subtenant will, at the termination of the Sublease by lapse of time or otherwise, yield up immediately possession of the Premises to Sublandlord. If Subtenant retains possession of the Premises or any part thereof after such termination, or if any of Subtenant's property remains, then such holding over shall constitute a tenancy at sufferage, and the monthly rental (or daily rental) shall, in addition to all other sums which are to be paid by Subtenant hereunder, be equal to two hundred percent (200%) of the rental being paid monthly to Subtenant under this Sublease immediately prior to such termination of this sublease. Subtenant shall also pay to Sublandlord all damages sustained by Sublandlord resulting from retention of possession by Subtenant.

15. LIENS. Subtenant will keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant. Sublandlord has the right to post and keep posted on the Premises any notices that may be provided by law or which Sublandlord may deem to be proper for the protection of Sublandlord, the Premises and the Building from such liens.

16. MAINTENANCE AND REPAIRS. Subtenant acknowledges that the Premises are in good order and repair. At all times during the term of this Sublease, Subtenant, at its sole cost and expense, will maintain the Premises and every part thereof as per the Master Lease. At the end of the term of this Sublease, Subtenant will surrender the Premises in as good condition as received, normal wear and tear excepted. Subtenant shall be responsible for all repairs required to be performed by the Tenant under the Master Lease.

17. INSURANCE. At all times during the term of this Sublease, Subtenant shall, at its sole expense, procure and maintain the following types of insurance coverage:

     1   Comprehensive general liability insurance against any and all damages and liability, including attorneys' fees on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises with at least a single combined liability and property damage limit of $2,000,000.

     2   Insurance on all plate or tempered glass to the extent required as per the Master Lease.

     3   Insurance adequate in amount to cover damage to the Premises including, without limitation, leasehold improvements, trade fixtures, furnishings, equipment, goods and inventory.

     4   Rent insurance in an amount equal to all rent payable under this Lease for a period of at least twelve (12) months commencing with the date of loss.

     5   Employer's liability insurance and worker's compensation insurance as required by applicable law.

     6   All such insurance shall be in a form satisfactory to Sublandlord and carried with companies admitted to do business in the state of California. Subtenant shall provide Sublandlord with a certificate of insurance showing Sublandlord as additional insured. The certificate shall provide for a thirty-day written notice to Sublandlord in the event of cancellation or material change of coverage.

     7 Sublandlord and Subtenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers' compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

18. EVENTS OF DEFAULT. If one or more of the following events ("Event of Default") occurs, such occurrence constitutes a breach of this Sublease by
Subtenant:

     1 Subtenant fails to pay any monthly Basic Monthly Rent or Operating Expenses and Taxes, if applicable, as and when the same become due and payable, and such failure continues for more than five (5) days after Sublandlord gives written notice thereof to Subtenant; or

     2 Subtenant fails to pay any other sum or charge payable by Subtenant hereunder as and when the same becomes due and payable, and such failure continues for more than ten (10) days after Sublandlord gives written notice thereof to Subtenant; or

     3 Subtenant fails to perform or observe any other agreement, covenant, condition or provision of this Sublease to be performed or observed by Subtenant as and when performance or observance is due, and such failure continues for more than thirty (30) days after Sublandlord gives written notice thereof to Subtenant, or if the default cannot be cured within said thirty (30) day period and Subtenant fails within said period to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

     4 Subtenant (a) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (b) makes an assignment for the benefit of its creditors; (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (d) takes action for the purpose of any of the foregoing; or

     5 A court or governmental authority of competent jurisdiction, without consent by Subtenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial power of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Subtenant, or if any such petition is filed against Subtenant and such petition is not dismissed within ninety
(90) days; or

     6 This Sublease or any estate of Subtenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within ninety (90) days.

19.     REMEDIES OF SUBLANDLORD ON DEFAULT.

     1 In the event of any breach of this Sublease by Subtenant, Sublandlord may, at its option, terminate the Sublease and recover from Subtenant (a) the worth at the time of award of the unpaid rent which was earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Subtenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Sublandlord for all detriment proximately caused by Subtenant's failure to perform this obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

     2 Sublandlord may, in the alternative, continue this Sublease in effect, as long as Sublandlord does not terminate Subtenant's right to possession, and Sublandlord may enforce all his rights and remedies under the Sublease, including the right to recover the rent as it becomes due under the Sublease. If said breach of the Sublease continues, Sublandlord may, at any time thereafter, elect to terminate the Sublease. Nothing contained herein shall be deemed to limit any other rights or remedies which Sublandlord may have.


20.  ESTOPPEL CERTIFICATES.

     1 Subtenant shall at any time upon not less than ten (10) days' prior written notice from Sublandlord execute, acknowledge and deliver to Sublandlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublandlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Premises.

     2 At Sublandlord's option, Subtenant's failure to deliver such statement within such time shall be conclusive upon Subtenant (i) that this Sublease is in full force and effect, without modification except as may be represented by Sublandlord, (ii) that there are no uncured defaults in Sublandlord's performance, and (iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Sublandlord as a material default by Subtenant under this Sublease.

     3 If the Master Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Subtenant hereby agrees to deliver to any lender or purchaser designated by Master Landlord such financial statements of Subtenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Subtenant.

21. REAL ESTATE BROKERS. Each party warrants to the other that there are no brokerage commissions or fees payable in connection with this Sublease except to the broker set forth in Paragraph 2.19. Each party further agrees to indemnify and hold the other party harmless, from any cost, liability and expense (including attorney's fees) which the other party may incur as the result of any breach of this Paragraph 21.

22. MASTER LANDLORD DEFAULT; CONSENTS The provisions of this Paragraph 22 shall apply to the resolution of disputes between Sublandlord and Subtenant unless the Master Landlord is or may become a party to the dispute, in which event the provisions of this Paragraph 22 shall apply only if the Master Landlord agrees to settle the dispute pursuant to the terms hereof. Notwithstanding any provision of this Sublease to the contrary, (a) Sublandlord shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Master Landlord under the Master Lease, and (b) whenever the consent or approval of Sublandlord and Master Landlord is required for a particular act, event or transaction (i) any such consent or approval by Sublandlord shall be subject to the consent or approval of Master Landlord, and (ii) should Master Landlord refuse to grant such consent or approval, under all circumstances, Sublandlord shall be released from any obligation to grant its consent or approval.

23. NOTICES. All notices given under this Sublease must be in writing and shall be effectively served upon delivery, or if mailed, upon the first to occur of receipt or the expiration of forty-eight hours after deposit in certified United States mail, postage prepaid, sent to the party at its address set forth in Paragraph 2.17. Those addresses may be changed by either party by notice to the other party.

24. MASTER LANDLORD'S CONSENT. This Sublease is expressly conditioned upon receipt of the written consent of Master Landlord.



     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

                          SUBLANDLORD:

                          MEDAPHIS PHYSICIAN SERVICES CORPORATION


                           /s/ Jon Anderson
                          ----------------------------------
                          By:  Jon Anderson
                              ------------------------------
                          Title:  Vice President
                                 ---------------------------



                          SUBTENANT:

                          TOMAHAWK II, INC. AN ILLINOIS CORPORATION


                           /s/ Steven M. Caira
                          ----------------------------------
                          Steven M. Caira
                          President


                          TOMAHAWK CORPORATION, INCORPORATED IN ALBERTA, CANADA



                           /s/ Steven M. Caira
                          ----------------------------------
                          Steven M. Caira
                          President

                                   Exhibit A

                             CONSENT TO SUBLETTING


     CENTURY PARK I JOINT VENTURE, a Delaware joint venture, having an office at 411 West Putnam Avenue, Greenwich, Connecticut 06830 ("LANDLORD"), hereby consents to subletting (the "SUBLETTING"), by MEDAPHIS PHYSICIAN SERVICES CORPORATION, a Georgia corporation, having an office at 2700 Cumberland Parkway, Suite 100, Atlanta, Georgia 30339 ("TENANT"), to TOMAHAWK II, INC., an Illinois corporation and TOMAHAWK CORPORATION, incorporated in Alberta, Canada, each having its principal office at 8315 CENTURY PARK COURT, #200, SAN DIEGO * (collectively, "SUBTENANT"), pursuant to a sublease, dated March 4, 1997, (the "SUBLEASE"), of certain space (hereinafter referred to as "SUBLET SPACE"), being a portion of the 2nd floor of the building
("BUILDING") known as Building 2 and located at 8315 Century Park Court, San Diego, California 92123, which Sublet Space is a portion of the premises (the "PREMISES") now leased and demised by Landlord to Tenant by a lease, dated as of May 5, 1995, as amended by an amendment, dated July, 1995 (which lease, as the same has been and may hereafter be modified and amended, is hereinafter called the "LEASE"). The consent contained herein is subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:
   * California, 92123
       1.  SUBLEASE SUBORDINATE TO LEASE, ETC.

           (a) The Sublease shall be subject and subordinate at all times to the Lease and to all of the provisions, covenants, agreements, terms and conditions (collectively, "PROVISIONS") of the Lease (including, without limitation, the Rules and Regulations which are a part thereof) and this Consent, and Subtenant shall not do or permit anything to be done in connection with Subtenant's occupancy of the Sublet Space which would violate any of said provisions. Any breach or violation of any provision of the Lease by Subtenant (whether by act or omission) beyond any applicable grace or cure period as provided in the Lease shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision and, in such event, Landlord shall have all of the rights, powers and remedies provided in the Lease or at law or in equity or by statute or otherwise with respect to defaults.

           (b) Nothing herein contained shall be construed to (i) modify, waive, impair or affect any of the provisions contained in the Lease (except as may be expressly provided herein), (ii) waive any present or future breach of, or default under, the Lease or any rights of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof or (iii) enlarge or increase Landlord's obligations or Tenant's rights under the Lease or otherwise; and all provisions of the Lease are hereby declared by Tenant to be in full force and effect.

         (c) Nothing herein contained shall be construed as a consent to or approval or ratification by Landlord of any of the particular provisions of the Sublease (except as may be herein expressly provided) or as a representation or warranty by Landlord. Landlord has not, and will not, review or pass upon any of the provisions of the Sublease and shall not be bound or estopped in any way by the provisions of the Sublease.

         (d) Tenant shall be and remain liable and responsible for the due keeping, and full performance and observance, of all of the provisions of the Lease on the part of Tenant to be kept, performed and observed, including, without limitation, the payment of Fixed Rent and Additional Rent (as such terms are defined in the Lease).

         (e) In the event of any default by Tenant or Subtenant in the full performance and observance of any of their respective obligations hereunder beyond any applicable grace or cure period as provided in the Lease or in the event any representation of Tenant or Subtenant contained herein should prove to be untrue, such event may, at Landlord's option, be deemed to be a default under the Lease, and Landlord shall have all of the rights, powers and remedies provided for in the Lease or at law or in equity or by statute or otherwise with respect to defaults.

         (f) In case of any conflict between the provisions of (i) the Lease and the Sublease, then the provisions of the Lease shall prevail, and
(ii) this Consent and the Lease, then the provisions of this Consent shall prevail.

     2.  NO ASSIGNMENT

     Neither this Consent nor any right created hereunder may be assigned by Tenant or Subtenant.

     3.  NO FURTHER SUBLET, ETC.

     This Consent is not, and shall not be construed as, a consent by Landlord to, or as permitting, any other or further subletting by either Tenant or Subtenant. Notwithstanding anything to the contrary contained in the Lease or the Sublease, without the prior written consent of Landlord in each instance: (a) the Sublease shall not be assigned, extended or renewed (provided, however, that the Sublease may be renewed as expressly provided for in the Sublease so long as (i) such renewal term does not extend beyond the term of the Lease, (ii) no default by Tenant under the Lease or by Tenant or Subtenant under this Consent beyond any applicable notice and cure period shall have occurred and be continuing and (iii) thirty (30) days' prior written notice of such renewal shall have been given to Landlord) and (b) neither the Sublet Space nor any part thereof shall be further sublet by Subtenant. Notwithstanding the foregoing, so long as there is no default beyond any applicable notice and cure period under the Lease or this Consent, Subtenant shall be permitted to have one or more individuals occupy portions of the Sublet Space not to exceed 500 square feet in the aggregate if such individuals are performing work related to the business of Subtenant in the Sublet Space; provided, however, that (i) Landlord is given 10 days' prior written notice of the name and amount of space to be occupied by each such individual and (ii) such further information with respect to such occupant or occupancy as Landlord shall reasonably request is delivered to Landlord within 3 days after request therefor.

     4.  USE.

     The Sublet Space and each part thereof shall be used by Subtenant solely for general office purposes and for no other purpose. Neither Tenant nor Subtenant shall use or permit the use of the Sublet Space or any part thereof
(a) in any way which would violate any of the provisions of the Lease,
(b) for any unlawful purpose or (c) in any unlawful manner.

     5.  TERMINATION OF LEASE, PRIME SUBLEASE.

     (a) If, during the term of the Sublease, the term of the Lease shall expire or the Lease shall sooner terminate, or Tenant shall surrender the Lease to Landlord, on the tenth (10th) day (the "ATTORNMENT DAY") after receipt of written notice given to Subtenant of such expiration, termination or surrender, and without any additional or further agreement of any kind on the part of Subtenant, subtenant shall attorn to Landlord on the terms and conditions of the Lease and on such Attornment Day, the Sublease shall be deemed to be terminated; provided that (i) Subtenant shall have delivered to Landlord any security deposit which is required by the terms of the Lease and a sum equal to the then Fixed Rent and Additional Rent under the Lease for the month in which the Attornment Day occurs (prorated on a per diem basis if the Attornment Day is not the first day of a calendar month) plus the next succeeding months' Fixed Rent and Additional Rent under the Lease and
(ii) Subtenant shall have reimbursed Landlord for any costs that may be incurred by Landlord in connection with such attornment, including, without limitation, reasonable legal costs in connection with such attornment. Subtenant, upon demand of Landlord, shall execute and deliver such instrument or instruments as Landlord may reasonably request to evidence and confirm the foregoing provisions of this Paragraph 5(a).

     (b) In the event that (i) Subtenant does not elect to attorn to Landlord pursuant to Paragraph 5(a) above, Subtenant shall give written notice (the "NOTICE") thereof to Landlord, before the expiration of the ten
(10) day period (the "NOTICE

PERIOD") referred to in Paragraph 5(a) hereof, or (ii) Subtenant does not make the payments to Landlord required by Paragraph 5(a) above, then, in either such case, on or before the ninetieth (90th) day after the expiration of the Notice Period, Subtenant shall vacate the Sublet Space. In case of the failure of Subtenant to so vacate the Sublet Space, Landlord shall be entitled to all of the rights and remedies which are available to a Landlord against a tenant holding over after the expiration of a term and to such other rights and remedies as may be provided for in the Lease, at law or in equity, and Tenant and Subtenant, from and after the ninetieth (90th) day after the expiration of the Notice Period, at Landlord's option, shall be deemed to be occupying the Sublet Space as tenants from month to month, at a monthly rental equal to the greater of (i) three times the Fixed Rent and Additional Rent payable under the Lease with respect to the Sublet Space for the calendar month immediately preceding the expiration, termination or surrender of the Lease and (ii) three times the rent (including all additional rent) payable under the Sublease with respect to the Sublet Space for the calendar month immediately preceding the expiration, termination or surrender of the Lease. If the Sublet Space is less than the Premises the Fixed Rent and Additional Rent shall be adjusted on a square foot basis to determine the amount payable under clause (i) above.

     (c) Notwithstanding anything to the contrary contained in this Paragraph (5) if Subtenant shall be in default under this Consent beyond any applicable notice and cure period, the 10-day notice to be given by Landlord pursuant to Paragraph 5(a) hereof may, at Landlord's option, demand that Subtenant vacate the Sublet Space. In that event, Subtenant shall vacate the Sublet Space on or before the ninetieth (90th) day after the Notice Period and the provisions of Paragraph 5(b) above shall apply.

     6.  NO ALTERATIONS, ETC.

     No alterations, additions (electrical or otherwise), or physical changes shall be made in the Sublet Space, or any part thereof, without Landlord's prior written consent in each instance except as may otherwise be provided in the Lease. Landlord consents to the alterations delineated in the TomaHawk II, Century Office Park Plans, Final Approved Floor Plan, date stamped 3/10/97 prepared by Facilities Solutions, subject to all other applicable provisions of the Lease with respect to the performance of such alterations.

     7.  NO AMENDMENT.

     Notwithstanding anything to the contrary contained in the Lease or the Sublease, Tenant and Subtenant shall not, without the prior written consent of Landlord in each instance, execute any amendment to or modification or extension of the Sublease, and any amendment or modification or extension entered into without such consent shall be void and of no force or effect;

provided, however, that the Sublease term may be renewed as provided in Paragraph 3 hereof in compliance with Paragraph 3 hereof.

     8.  REPRESENTATION OF PRIME SUBTENANT AND SUBTENANT.

     Tenant and Subtenant jointly and severally represent to and agree with Landlord that: (a) the term of the Sublease, including any extension or renewal thereof, will expire not later than the date set for the expiration of the term of the Lease; (b) Subtenant is financially responsible, of good reputation and engaged in a business which is in keeping with the standards of Landlord in those respects for the Building and its occupancy and (c) other than those payments provided for in the Sublease, Subtenant has not made, nor is it obligated to make, any payments to Tenant in connection with the Sublease.

     9.  INDEMNITY.

     Tenant and Subtenant warrant and represent to Landlord that they have dealt with no broker or finder in connection with the Sublease other than John Burnham & Company and Grubb & Ellis (collectively, the "BROKER"). Tenant hereby indemnifies Landlord against, and agrees to hold Landlord harmless from, any and all liability resulting from any claims that may be made against Landlord by Subtenant or any brokers (including the Broker) or other persons claiming a commission or similar compensation in connection with the Sublease.

     10.  COLLATERAL ASSIGNMENT OF RENTS BY TENANT.

     (a) Subject to the license granted in this Paragraph, Tenant hereby unconditionally and irrevocably grants, transfers, assigns and sets over to Landlord all of Tenant's interest in the rents, issues and profits of the Sublease (collectively, the "RENTS") together with full power and authority, in the name of Tenant, or otherwise, to demand, receive, enforce, collect or receipt for any or all of the foregoing, to endorse or execute any checks or other instruments or orders, to file to take any claims and to take any other action which Landlord may deem necessary or advisable in connection therewith; provided, that no exercise of such rights by Landlord shall release Tenant or Subtenant from any of its obligations under the Lease, the Sublease or this Consent. The parties intend that the assignment described in this Paragraph 10 shall be a present, actual, absolute and unconditional assignment; provided, however, that so long as no default by Tenant beyond the expiration of any applicable grace or cure period shall have occurred and be continuing under the Lease, Tenant shall have a license to collect the Rents, but neither prior to accrual nor more than one month in advance (except for security deposits and escalations provided for in the Sublease). Upon the occurrence of any default by Tenant beyond the expiration of any applicable grace and cure period under the terms and conditions of the Lease, this Consent shall constitute a direction to and full authority to Subtenant to pay all Rents to Landlord without proof to the Subtenant of the default relied upon. Tenant hereby irrevocably authorizes Subtenant to rely upon and comply with any notice or demand by Landlord for the payment to Landlord of any Rents due or to become due. Landlord will simultaneously give a copy of such notice and demand to Tenant and Subtenant. Landlord shall be accountable only for the Rents actually collected hereunder and not for the rental value of the Sublet Space.

     (b) Neither this Consent nor the assignment described in this Paragraph 10 nor any action or inaction on the part of Landlord shall constitute an assumption on the part of Landlord of any duty or obligation under the Lease or the Sublease, nor shall Landlord have any duty or obligation to make any payment to be made by Tenant or Subtenant under the Lease or the Sublease, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which have been assigned to Landlord or to which it may be entitled hereunder at any time or times. The collection and application of the Rents or other charges, or any other action taken by Landlord in connection therewith, shall not (i) cure or waive any default under the Lease, the Sublease or this Consent, (ii) waive or modify any notice thereof theretofore given by Landlord, (iii) subject to Landlord's option to require Subtenant to attorn to Landlord as provided in the Lease and in Paragraph 5(a) hereof, create any direct tenancy between Landlord and Subtenant or (iv) otherwise limit in any way the rights of Landlord hereunder or under the Lease.

     (c) Tenant, at its expense, will execute and deliver all such instruments and take all such action as Landlord, from time to time, may reasonably request in order to obtain the full benefits of the assignment provided for in this Paragraph 10.

     (d) Rents collected by Landlord (less the reasonable cost of collection) under this Paragraph 10 will be applied against Tenant's obligations under the Lease.

     11. AGENT FOR SERVICE OF PROCESS.

     (a) Subtenant acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to the Lease, the Sublease or this Consent may be dealt with and adjudicated in the state courts of California or the federal courts sitting in California, and Subtenant hereby expressly and irrevocably submits the person of Subtenant to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to the Lease, the Sublease or this Consent. So far as is permitted under the applicable law, this Consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Consent, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of Subtenant in any such court.

     (b) Subtenant hereby irrevocably designates and appoints Tomahawk II, Inc., an Illinois corporation, having an office at the Sublet Space ("AGENT") as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Consent. Agent, by executing this Consent irrevocably consents to and accepts its designation and appointment as agent for service of process upon Subtenant. Said designation and appointment shall be irrevocable until one year after the date upon which the term of the Sublease, including any extension thereof, expires. Agent covenants and agrees that it shall not cease so to act unless and until Subtenant shall have irrevocably designated and appointed another such agent or agents reasonably satisfactory to Landlord as agent and Subtenant shall have delivered to Landlord or any of its successors or assigns evidence in writing of such other agent's acceptance of such appointment. Any attempt by Agent to cease to so act as agent shall be ineffective and without force or effect unless the foregoing provisions of this sentence shall be complied with.

     (c) Subtenant hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Consent by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Agent at the address for Agent set forth in Paragraph 11(b) of this Consent, with a copy to Subtenant at the address set forth on page 1 of this Consent, or to any other address of which Subtenant shall have given written notice to Landlord. Provided that service is made in accordance with this Paragraph 11 or otherwise as permitted by law, Subtenant irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service (a) shall be deemed in every respect effective service of process upon Subtenant in any such suit, action or proceeding, whether or not Agent gives notice thereof to Subtenant and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to Subtenant.

     (d) Nothing in this Consent shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord or any of its successors or assigns, to bring proceedings against Subtenant in the courts of any jurisdiction or jurisdictions.

     12. MISCELLANEOUS

     (a) This Consent is conditioned upon (i) Subtenant's delivering to Landlord, within 10 days he commencement of the term of the Sublease, notice of such commencement and a true, correct and complete copy of the Sublease and (ii) Tenant's payment to Landlord of the reasonable costs (including attorneys' fees and disbursements of Landlord's counsel) incurred by Landlord in connection with the Sublease.

     (b) This Consent may not be altered, amended, modified or changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such alteration, amendment, modification or change is being sought.

     (c) Captions are inserted for convenience only and will not affect the construction hereof.

     (d) Any bills, statements, notices, demands, requests, consents or other communications given or required to be given under this Consent shall be effective only if rendered or given in writing and delivered personally or sent by mail (registered or certified, return receipt requested), postage prepaid, addressed to the respective party at the address hereinabove set forth or at such other address as such party may designate as its new address for such purpose by notice in accordance with the provisions hereof, or, if addressed to Subtenant after the date on which Subtenant first occupies the Sublet Space, addressed to the Building; the same shall be deemed to have been rendered or given on the date delivered, if delivered personally, or on the third date after mailing, if mailed. Landlord shall not be required to send any such notice to Tomahawk Corporation. All notices to Subtenant may be sent to Tomahawk II, Inc. at the address set forth in this Paragraph 12(d) and Landlord may rely upon any action, inaction or statement by Tomahawk II, Inc. as binding Subtenant. The foregoing shall not be construed as relieving Tomahawk Corporation of any obligation or liability under the Sublease or this Consent.

     (e) This Consent constitutes the entire agreement of the parties hereto with respect to the matters stated herein.

     (f) This Consent will for all purposes be construed in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed wholly therein.

     (g) This Consent shall not be effective until executed by all the parties hereto and may be executed in several counterparts, each of which will constitute an original instrument and all of which will together constitute one and the same instrument.

     (h) Each right and remedy of Landlord provided for in this Consent or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein or therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies so provided for or so existing.

     (i) The terms and provisions of this Consent shall bind and inure to the benefit of the parties hereto and their respective successors and assigns except that no violation of the provisions of Paragraph 2 hereof shall operate to vest any rights in any successor or assignee of Tenant or Subtenant.

     (j) If any one or more of the provisions contained in this Consent shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of March 26, 1997.

                                    CENTURY PARK I JOINT VENTURE

                                    By: Resources Supervising Management Corp,
                                        as agent

                                    By: /s/ Frederick Simon
                                        ------------------------------------
                                    Print Name: Frederick Simon
                                                ----------------------------
                                    Print Title: Vice President
                                                 ---------------------------


                                     MEDAPHIS PHYSICIAN SERVICES CORPORATION

                                     By: /s/ Jon Anderson
                                         -----------------------------------
                                     Print Name: Jon Anderson
                                                 ---------------------------
                                     Print Title: Vice President
                                                  --------------------------


(signatures continued on
 following page)

                         TOMAHAWK II, INC.


                         By: /s/  Steve Caira
                            -----------------------------


                         Print Name:  STEVE CAIRA
                                    ---------------------


                         Print Title:  PRES. & CEO
                                     --------------------


                          TOMAHAWK CORPORATION


                         By: /s/  Steve Caira
                            -----------------------------


                         Print Name:  STEVE CAIRA
                                    ---------------------


                         Print Title:  PRES. & CEO
                                     --------------------